Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL TERM SHEET

This term sheet (the “Term Sheet”) summarizes the terms and conditions of the commercial supply agreement (“CSA”) to be entered into between PolyPeptide Group AG (“Supplier” or “PolyPeptide”), on the one hand, and Amylyx Pharmaceuticals, Inc. (“Customer”), on the other hand (each individually referred to as a “Party” and collectively as “Parties”).

Commercial Supply Agreement Key Terms:

Product	Avexitide [***], as further described in the CSA
Scope of CSA	Commercial manufacturing and supply of Product
Manufacturing Sites	[***]
Commercial Supply Agreement

The Parties agree to use good faith efforts to negotiate and promptly execute a CSA pursuant to which Supplier will manufacture and supply Product to Customer on commercially reasonable terms acceptable to both Parties based upon the initial and non-exhaustive terms set forth in this Term Sheet. The CSA will contain other terms and conditions customary in transactions of this nature and agreements of this type, including but not limited to regarding confidentiality, defective product, representations and warranties, intellectual property, assignment, limitation of liability and indemnification among other terms.

CSA Term

Initial Term: 8 years from the Effective Date of the CSA

Automatic renewal for successive 3-year terms (each, a “Renewal Term”), unless either Party provides written notice of non-renewal at least [***] in advance prior to the end of the then-current Initial Term or Renewal Term.

PPQ Batches

The CSA shall also cover the manufacture and supply of PPQ batches. Customer shall purchase and pay for all PPQ batches specified in the applicable Product Appendix and any applicable purchase order. Such obligation is non-refundable and non-cancellable and shall apply irrespective of whether such PPQ batches achieve process performance criteria or regulatory approval, except solely where such PPQ batches fail the applicable process performance criteria due to Supplier’s gross negligence or willful misconduct. Quantities of the pre-PPQ and PPQ batch quantities purchased by Customer shall count towards Customer’s Minimum Quantity in calendar year 2028. PPQ Batches released for commercial use shall be treated as Product and subject to the applicable commercial supply agreement.

Minimum Quantity Commitment

Customer undertakes to order and purchase a minimum quantity of Product each calendar year for a rolling [***] period of time (“Minimum Quantity”). The Minimum Quantity is: (i) [***] per year for the Initial [***] years of commercial supply of the Term (i.e., expected 2028-[***]) and (ii) [***] per year for year [***] and onwards of commercial supply. Supplier shall invoice Customer any shortfall between the applicable Minimum Quantity and the actual quantities purchased in any calendar year by Customer, and Customer shall pay such invoice in accordance with the applicable payment terms.

The Minimum Quantity shall be suspended only to the extent that both Polypeptide Manufacturing Sites fail to receive FDA approval for manufacture of the Product. For clarity, as long as one Manufacturing Site has received FDA approval the Minimum Quantity undertakings apply.

Forecast	[***] rolling forecast communicated quarterly by Customer Minimum Quantity per year will be binding for the [***] rolling period of time.

Binding Period: the [***] of the forecast shall be fully binding, and for [***], [***]% of any forecasted volume above the Minimum Quantity shall be binding. Forecasts within the Binding Period shall be deemed firm and non-cancellable purchase commitments.

Forecast to be confirmed or commented on by Supplier within [***] upon receipt of each forecast.

If PolyPeptide fails to supply any of the Binding Forecasted amounts of Product in accordance with the dates set out in the applicable purchase order the parties will agree to price reductions to be applied up to a cap of ‘[***]%’ of the price of the affected Product as the only remedy. Details to be further documented in the Commercial Supply Agreement.

Estimated Price for Product

Fixed tier pricing within a given calendar year – based on annual total order quantity –

-Quantities from [***]: USD [***]

-Quantities from [***]: USD [***]

-Quantities from [***]: USD [***]

-Quantities over [***]: USD [***]

To be confirmed post-Process Validation with routine manufacture. Overall yield of [***]% has been assumed in this pricing calculation.

Price adjustments	Yearly index using US Manufacturing Index Hardship clause for any costs increases [***]%
Payment terms	[***] days net from receipt of invoice by Customer Invoice date = PolyPeptide Product Release date Title and Risk transfers to Customer at time of PolyPeptide Product Release
Delivery	INCOTERM (2020) EXW PolyPeptide Site Dock

Termination

Minimum quantity undertaking by Customer is binding for a [***] rolling period of time, other than specific termination provisions stated below

The CSA will include customary termination provisions, in addition to the following:

•
Each Party will have the right to terminate the CSA due to material uncured breach by the other Party.

•
Each Party will have the right to terminate the CSA due to bankruptcy of the other Party.

•
Customer shall have the right to terminate this CSA if, [***]; and (iii) prior to exercising such termination right, the Parties shall consult in good faith for a period of [***] to assess potential remediation measures or alternative product opportunities. The Parties acknowledge that the Commercial Supply Agreement will further address the circumstances under which such termination right may be exercised and the consequences thereof.

•
Customer shall have the right to terminate the CSA to the extent that neither PolyPeptide Manufacturing Site receives FDA approval for manufacture of the Product (i.e., there is no termination right if one PolyPeptide Manufacturing Site is approved); provided that termination cannot occur while Supplier is actively and diligently pursuing FDA approval and has a reasonable basis to expect approval.

The CSA shall provide that, upon any termination other than due to neither PolyPeptide Manufacturing Site receiving FDA approval for manufacture of the Product, Customer shall pay to Supplier all costs and losses incurred or committed in connection with the CSA and as set forth in any applicable Statement of Work or Purchase Order (as the case may be), including, without limitation: (i) all third-party and other non-cancellable costs incurred up to the effective date of termination; (ii) any minimum quantity purchase shortfall for the current binding [***] forecasted period; and (iii) any unrecovered capital expenditures. The details of such obligations, including any applicable limitations, conditions and allocation of costs, may be further documented in the Commercial Supply Agreement.

The CSA shall further provide that, upon termination due to neither PolyPeptide Manufacturing Site receiving FDA approval for manufacture of the Product, Customer shall pay to Supplier all costs incurred or committed in connection with the CSA and as set forth in any applicable on-going Statement of Work or on-going activities related to Purchase Order (as the case may be).

If Customer terminates the CSA, Customer may, following a good faith discussion with Supplier, allocate reserved capacity to other projects of Customer in order to mitigate its losses; provided that any such reallocation shall be subject to additional capital expenditures, technology transfer, development or other project-specific costs, which shall be borne exclusively by Customer. Any such mitigation shall not limit or reduce Customer’s payment obligations except to the extent of any amounts are actually recovered by Supplier through such reallocation.

For the avoidance of doubt, all Pre-Payments are non-refundable

Pre-Payment

Customer shall pay the following non-refundable and non-cancellable pre-payments (collectively, “Pre-Payments”):

Capacity reservation pre-payment: USD 30,000,000 due within [***] days of receipt of Supplier’s invoice issued on or about the Effective Date of this Term Sheet.

Post-PPQ pre-payment: USD [***] due within [***] days of receipt of Supplier’s invoice issued promptly after Supplier’s completion and approval of Process Validation Report

The cumulative Capacity reservation pre-payments will be reversed at a rate of [***]% of the API price of the batches up until full credit of the pre-payment has been realized.

Raw materials pre-payment: [***]% of Product price based on purchase orders issued for the applicable Binding Period to be invoiced promptly following receipt of the applicable Customer purchase order on a quarterly basis with the exception of pre-PPQ and PPQ batches that are subject to pre-payment at a rate of [***]%.

Pre-Payments shall be non-refundable, non-cancellable and not subject to any set-off, deduction or withholding. Pre-Payments are non-creditable except as set out in this Term Sheet and the CSA and, in particular are not creditable against certain additional costs unless otherwise expressly agreed by Supplier in writing, including capital expenditures, technology transfer, development or other project-specific costs, which shall be borne exclusively by Customer.

Confidentiality

The Confidentiality Agreement dated [***] between the parties shall apply to this Term Sheet; provided, however the provisions of the Confidentiality Agreement shall not apply to Confidential Information that is required to be disclosed in compliance with applicable laws or supervisory, regulatory, or governmental authority having competent jurisdiction (including without limitation SEC reporting); provided that, to the extent permitted by applicable law, reasonable measures shall have been taken to ensure confidential treatment of such Confidential Information. The CSA will include customary confidentiality provisions.

Governing Law	New York

This Term Sheet sets forth the Parties' current understanding regarding the contemplated transaction. Any rights and obligations of the Parties relating to the matters described herein shall be as set forth in the CSA and any related definitive agreements executed by the Parties, which shall supersede this Term Sheet in its entirety.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet, effective as of the date of the last signature below (the “Effective Date”).

PolyPeptide Group AG

By:	/s/ Stephane Varray	By:	/s/ Juan Jose Gonzalez
Name:	Stephane Varray	Name:	Juan Jose Gonzalez
Title:	Chief Commercial Officer	Title:	Chief Executive Officer
Date:	21-Aug-2026	Date:	01-Sep-2026

Amylyx Pharmaceuticals, Inc.

By:	/s/ Joshua Cohen
Name:	Joshua Cohen
Title:	CEO
Date:	21-Aug-2026